UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2012

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At the Triumph Group, Inc. (the "Company") annual meeting of the stockholders to be held on Thursday, July 19, 2012, the Company's stockholders will vote on a proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to eliminate cumulative voting to allow for the adoption of a majority vote standard in the election of directors. If the proposal is approved by the Company's stockholders, the Board of Directors of the Company will adopt an amendment to the Company's Amended and Restated Bylaws to change the vote standard for the election of directors in uncontested elections from a plurality of votes cast to a majority of votes cast. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” such director. In contested elections, the vote standard will continue to be a plurality of votes cast.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2012		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

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